AGREEMENT AND PLAN OF REORGANIZATION

      THIS AGREEMENT AND PLAN OF REORGANIZATION ("Agreement") is adopted as of this 13th day of November, 2017 by and among (i) ETF Series Solutions ("ESS"), on behalf of its series the Master Income ETF (the "Existing Fund"), (ii) GraniteShares ETF Trust ("GraniteShares Trust"), on behalf of its series the GraniteShares HIPS US High Income ETF (the "Acquiring Fund"), and (iii) solely for the purposes of Section 9.1 of this Agreement, GraniteShares Advisors LLC.

   WHEREAS, the parties hereto intend for the Acquiring Fund and the Existing Fund to enter into a transaction pursuant to which: (i) the Existing Fund will transfer all its assets to the Acquiring Fund in exchange for (a) the Acquiring Fund's assumption of certain of the Existing Fund's liabilities, and (b) the corresponding shares of the Acquiring Fund of equal value to the net assets of the Existing Fund being acquired, and (ii) the Existing Fund will distribute the shares of the Acquiring Fund to Shareholders of the Existing Fund, in connection with the liquidation and termination of the Existing Fund, all upon the terms and conditions hereinafter set forth in this Agreement (such transaction, a "Reorganization");

   WHEREAS, the Existing Fund and the Acquiring Fund are open-end, registered investment companies of the management type; and

   WHEREAS, this Agreement is intended to be and is adopted as a plan of reorganization with respect to the Reorganization within the meaning of Section 368(a) of the United States Internal Revenue Code of 1986, as amended (the "Code").

   NOW, THEREFORE, in consideration of the premises and of the covenants and agreements hereinafter set forth, and intending to be legally bound, the parties hereto covenant and agree as follows:

1.
DESCRIPTION OF THE REORGANIZATION

  1.1. Plan of Transaction

  (a) Subject to the terms and conditions herein set forth and on the basis of the representations and warranties contained herein, the Existing Fund agrees to transfer to the Acquiring Fund all of the Existing Fund's assets as set forth in Section 1.1(b), and the Acquiring Fund agrees in consideration therefor (i) to deliver to the Existing Fund that number of Acquiring Fund shares ("Acquiring Fund Shares") determined by dividing the value of the Existing Fund's assets net of any liabilities assumed by the Acquiring Fund, computed in the manner and as of the time and date set forth in
Section 2.1(a), by the net asset value of one share of the Acquiring Fund, computed in the manner and as of the time and date set forth in
Section 2.1(b); and (ii) to assume all of the liabilities of the Existing Fund (whether or not reflected in the Closing Statement of Assets and Liabilities defined in Section 1.1(b)) other than (1) the obligations of the Existing Fund under this Agreement, including the indemnification provisions set forth in Section 9.3 and (2) any liabilities arising out of the termination of the Agreements set forth on Schedule 7.1(h) (collectively, the "Excluded Liabilities"). Acquiring Fund Shares shall be delivered to the Existing Fund in Creation Unit aggregations only, meaning, for purposes of the Reorganization only, specified blocks of 50,000 Acquiring Fund Shares (each a "Creation Unit Aggregation").

  The Existing Fund will distribute the Acquiring Fund Shares received by the Existing Fund pro rata to the Existing Fund's shareholders of record determined as of the Closing (as defined in this Section 1.1(a)) (the "Existing Fund Shareholders"). All Acquiring
Fund Shares delivered to the Existing Fund shall be delivered at net asset value without a sales load, commission, transaction fee or other similar fee being imposed. Such transactions shall take place at the closing provided for in Section 3.1 (the "Closing").

  (b) The assets of the Existing Fund to be acquired by the Acquiring Fund (the "Assets") shall consist of all assets, including, without limitation, all cash, cash equivalents, securities, commodities and futures interests, claims (whether absolute, contingent, known or unknown, accrued or unaccrued, and including, without limitation, any interest in pending or future legal claims in connection with past or present holdings, whether in the form of class action claims, opt-out, or other direct litigation claims or regulator or government established investor recovery funds claims and any and all resulting recoveries), dividends or interest or other receivables that are owned by the Existing Fund, copies of all books and records of the Existing Fund on the Closing Date, and any deferred or prepaid expenses shown on the unaudited statement of assets and liabilities of the Existing Fund prepared as of the effective time of the Closing (the "Closing Statement of Assets and Liabilities") in accordance with accounting principles generally accepted in the United States of America ("GAAP") applied consistently with those of the Existing Fund's most recent audited statement of assets and liabilities, if any. The Assets of the Existing Fund shall be delivered free and clear of all liens, encumbrances, hypothecations and claims whatsoever, and there shall be no restrictions on the full transfer thereof.

  (c) Any regulatory reporting responsibility of the Existing Fund, including the responsibility for filing regulatory reports, tax returns, and other documents, is and shall remain the responsibility of the Existing Fund up to and including the Closing Date, as defined in Section 3.1, and such later date on which the Existing Fund is terminated. For the avoidance of doubt, the Existing Fund shall be responsible for (i) preparing and filing the Existing Fund's Form N-CSR (including the annual report to shareholders) for the fiscal year ended November 30, 2017, (ii) delivering the Existing Fund's annual report to shareholders for such fiscal year, and (iii) preparing and filing the Existing Fund's Form N-PX for the period July 1, 2017 through the Closing Date.

  (d) Immediately after the transfer of Assets provided for in
Section 1.1(a), the Existing Fund will distribute to the Existing Fund Shareholders determined as of the Closing, on a pro rata basis, the Acquiring Fund Shares received by the Existing Fund pursuant to
Section 1.1(a) and will completely liquidate, dissolve and terminate. The distribution, liquidation, dissolution and termination referenced in this Section 1.1(d) will be accomplished with respect to the shares of beneficial interest of the Existing Fund ("Existing Fund Shares") by the transfer of the Acquiring Fund Shares received by the Existing Fund then credited to the account of the Existing Fund on the books of the Acquiring Fund in the names of the Existing Fund Shareholders. The Acquiring Fund shall have no obligation to inquire as to the validity, propriety or correctness of such records, but shall assume that such transaction is valid, proper and correct.


  (e) Prior to the Closing, the Acquiring Fund will issue one share of beneficial interest of the Acquiring Fund (the "Initial Share") to GraniteShares Advisors LLC or one of its affiliates (the "Sole Shareholder") in exchange for a nominal amount for the sole purpose of allowing the Sole Shareholder to approve certain matters to facilitate the organization of the Acquiring Fund. Prior to the Closing, the Initial Share will be redeemed and cancelled by the Acquiring Fund in exchange for an amount equal to the consideration received by the Acquiring Fund for such Initial Share.

2.
VALUATION

  2.1. With respect to the Reorganization:

  (a) The value of the Assets and the liabilities of the Existing Fund shall be computed as of the close of regular trading on the New York Stock Exchange (the "NYSE") on the business day immediately preceding the Closing Date, as defined in Section 3.1 (the "Valuation Date"), using the valuation procedures approved by the Board of Trustees of ESS.

  (b) The net asset value of an Acquiring Fund Share shall be the net asset value per share as determined by the Board of Trustees of GraniteShares Trust.

  (c) All computations of value hereunder shall be made by or under the direction of the Acquiring Fund's pricing agent.

3.
CLOSING AND CLOSING DATE

  3.1. The Closing of the transactions contemplated by this Agreement shall be at 9:30 a.m. Eastern time on December 18, 2017, or such other date as the parties may agree in writing (the "Closing Date"). All acts taking place at the Closing shall be deemed to take place simultaneously as of immediately prior to the opening of regular trading on the New York Stock Exchange, on the Closing Date, unless otherwise agreed to by the parties.

  3.2. With respect to the Reorganization:

  (a) The Existing Fund shall cause U.S. Bank National Association, the custodian for the Existing Fund, to deliver at the Closing a certificate of an authorized officer stating that (a) the Assets shall have been delivered in proper form to the custodian for the Acquiring Fund, immediately prior to the Closing and (b) all necessary taxes in connection with the delivery of the Assets, including all applicable federal and state stock transfer stamps, if any, have been paid or provision for payment has been made. The Existing Fund's portfolio securities represented by a certificate or other written instrument shall be presented by the custodian for the Existing Fund to the custodian for the Acquiring Fund for examination no later than five business days preceding the Closing Date and transferred and delivered by the Existing Fund as of the Closing by the Existing Fund for the account of the Acquiring Fund duly endorsed in proper form for transfer in such condition as to constitute good delivery thereof. The Existing Fund's portfolio securities and instruments deposited with a securities depository, as defined in Rule 17f-4 under the Investment Company Act of 1940 ("1940 Act"), shall be delivered as of the Closing by book entry in accordance with the customary practices of such depositories and the custodian for the Acquiring Fund. The cash to be transferred by the Existing Fund shall be delivered by wire transfer of federal funds as of the Closing. If the Existing Fund is unable to make such delivery as of the Closing in the manner contemplated by this Section for the reason that any of such securities or other investments purchased prior to the Closing have not yet been delivered to the Existing Fund or its broker, then the Acquiring Fund may, in its sole discretion, waive the delivery requirements of this Section with respect to said undelivered securities or other investments if the Existing Fund has, by the Closing, delivered to the Acquiring Fund or the Acquiring Fund's Custodian executed copies of an agreement of assignment and escrow and due bills executed on behalf of said broker or brokers, together with such other documents as may be required by the Acquiring Fund or the Acquiring Fund's Custodian, such as brokers' confirmation slips.

  (b) The Existing Fund shall cause U.S. Bancorp Fund Services, LLC, the transfer agent for the Existing Fund, to deliver at the Closing a certificate of an authorized officer stating that its records contain the names and addresses of the Existing Fund Shareholders and the number and percentage ownership (to three decimal places) of outstanding Existing Fund Shares owned by the Existing Fund Shareholder immediately prior to the Closing. The Acquiring Fund shall issue and deliver a confirmation evidencing the Acquiring Fund Shares or provide evidence satisfactory to the Existing Fund that such Acquiring Fund Shares have been credited to the Existing Fund's account on the books of the Acquiring Fund. At the Closing, each party shall deliver to the other such bills of sale, checks, assignments, share certifications, if any, receipts or other documents as such other party or its counsel may reasonable request to effect the transaction contemplated by the Agreement. The cash to be transferred by the Acquiring Fund shall be delivered by wire transfer of federal funds as of the Closing.

  (c) In the event that immediately prior to the Valuation Date (a) the NYSE or another primary trading market for portfolio securities of the Existing Fund shall be closed to trading or trading thereupon shall be restricted, or (b) trading or the reporting of trading on such Exchange or elsewhere shall be disrupted so that, in the judgment of the Board of Trustees of either party to this Agreement, accurate appraisal of the value of the Existing Fund Shares is impracticable, the Closing Date shall be postponed until the first business day after the day when trading shall have been fully resumed and reporting shall have been restored.

4.
REPRESENTATIONS AND WARRANTIES

  4.1. ESS, on behalf of itself or, where applicable, the Existing Fund, represents and warrants to GraniteShares Trust and the Acquiring Fund as follows:

  (a) ESS is a Delaware statutory trust duly organized, validly existing and in good standing under the laws of the State of Delaware with power under the Agreement and Declaration of Trust of ESS to own all of its properties and assets and to carry on its business as it is now being conducted and, subject to approval of the shareholders of the Existing Fund, to carry out the Agreement. The Existing Fund is a separate series of ESS duly designated in accordance with the applicable provisions of ESS' Agreement and Declaration of Trust.
ESS and the Existing Fund are qualified to do business in all jurisdictions in which they are required to be so qualified, except jurisdictions in which the failure to so qualify would not have a material adverse effect on ESS or the Existing Fund. The Existing Fund has all material federal, state and local authorizations necessary to own all of its properties and assets and to carry on its business as now being conducted, except authorizations which the failure to so obtain would not have a material adverse effect on the Existing Fund;

  (b) ESS is a registered investment company classified as a management company of the open-end type, and its registration with the U.S. Securities and Exchange Commission (the "Commission") as an investment company under the 1940 Act, and the registration of the shares of the Existing Fund under the Securities Act of 1933 ("1933 Act"), are in full force and effect, and no action or proceeding to revoke or suspend such registrations is pending or, to the knowledge of ESS, threatened;

  (c) No consent, approval, authorization, or order of any court, Governmental Authority or the Financial Industry Regulatory Authority ("FINRA") is required for the consummation by the Existing Fund and ESS of the transactions contemplated herein, except such as have been obtained or will be obtained at or prior to the Closing under the 1933 Act, the Securities Exchange Act of 1934 ("1934 Act"), the 1940 Act, state securities laws, and the Hart-Scott-Rodino Antitrust Improvements Act of 1976;

  (d) The Existing Fund is not, and the execution, delivery and performance of this Agreement by the Existing Fund will not result
(i) in violation of Delaware law or of ESS' Agreement and Declaration of Trust or by-laws, (ii) in a violation or breach of, or constitute a default under, any material agreement, indenture, exemptive order, instrument, contract, lease or other undertaking to which the Existing Fund is a party or by which it is bound, and the execution, delivery and performance of this Agreement by the Existing Fund will not result in the acceleration of any obligation, or the imposition of any penalty, under any agreement, indenture, instrument, contract, lease, judgment or decree to which the Existing Fund is a party or by which it is bound, or (iii) in the creation or imposition of any lien, charge or encumbrance on any property or assets of the Existing Fund;

  (e) Except as otherwise disclosed to and accepted, in writing by or on behalf of the Acquiring Fund, all material contracts or other commitments (other than this Agreement), including without limitation the contracts set forth in Schedule 7.1(h), will be terminated with respect to the Existing Fund at or prior to the Closing without liability to the Existing Fund and such termination shall not result in the acceleration of any obligations of the Existing Fund on or prior to the Closing.
   (f) The current prospectus and statement of additional information of the Existing Fund and each prospectus and statement of additional information of the Existing Fund used at all times between the commencement of operations of the Existing Fund and the date of this Agreement conforms or conformed at the time of its use in all material respects to the applicable requirements of the 1933 Act and the 1940 Act and the rules and regulations of the Commission thereunder and does not or did not at the time of its use include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not materially misleading;

  (g) The Existing Fund is in compliance in all material respects with, and during the last three years prior to the date of this Agreement was in compliance in all materials respects with, the investment policies and restrictions set forth in the Existing Fund's then applicable prospectus and statement of additional information;

  (h) The Existing Fund is in compliance in all material respects with, and during the last three years prior to the date of this Agreement was in compliance in all materials respects with, the requirements of the 1933 Act, 1934 Act, and the 1940 Act and all rules and regulations under each of the foregoing, and state securities laws and regulations;

  (i) The Existing Fund is in compliance in all material respects with, and during the last three years prior to the date of this Agreement was in compliance in all materials respects with, its policies and procedures adopted pursuant to Rule 38a-1 under the 1940 Act including without limitation the valuation policies and procedures of ESS, and during the twelve-month period preceding the date of this Agreement, there have been no material miscalculations of the net asset value of the Existing Fund or the net asset value per share of the Existing Fund that have not been remedied or will not be remedied prior to the Closing in accordance with industry practices and the policies of ESS;

  (j) Except as otherwise disclosed to and accepted by or on behalf of the Acquiring Fund, the Existing Fund will as of the Closing have good title to the Assets and full right, power, and authority to sell, assign, transfer and deliver such Assets free of adverse claims, including any liens or other encumbrances, and upon delivery and payment for such Assets, the Acquiring Fund will acquire good title thereto, free of adverse claims and subject to no restrictions on the full transfer thereof, including, without limitation, such restrictions as might arise under the 1933 Act;

  (k) The financial statements of the Existing Fund for the Existing Fund's most recently completed fiscal year, if any, have been (or, if such fiscal year-end is within the last sixty (60) days, will be) audited by the independent registered public accounting firm identified in the Existing Fund's prospectus or statement of additional information included in the Existing Fund's registration statement on Form N-1A (the "Prospectus" and "Statement of Additional Information"). Such statements, as well as the unaudited, semi-annual financial statements for the semi-annual period next succeeding the Existing Fund's most recently completed fiscal year, if any, were prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP") consistently applied, and such statements present fairly, in all material respects, the financial condition of the Existing Fund as of such date in accordance with GAAP, and there are no known contingent liabilities of the Existing Fund required to be reflected on a balance sheet (including the notes thereto) in accordance with GAAP as of such date not disclosed therein. No significant deficiency, material weakness, fraud, significant change, or other factor that could significantly affect the internal controls of the Existing Fund has been disclosed or is required to be disclosed in the Existing Fund's reports on Form N-CSR and, to the knowledge of the Existing Fund, no such disclosure will be required as of the Closing;

  (l) Since the last day of the Existing Fund's most recently completed fiscal year, there has not been any material adverse change in the Existing Fund's financial condition, assets, liabilities or business, other than changes occurring in the ordinary course of business;

(m)	(i)  For each taxable year of its operation (including for the taxable year that includes the Closing Date that portion of such taxable year ending on the Closing Date), the Existing Fund has been, and will be, treated as a separate corporation for federal income tax purposes pursuant to Section 851(g) of the Code, has met and will meet the requirements of Subchapter M of the Code for qualification as a regulated investment company and has elected to be treated as such, has been eligible to and has computed its federal income tax under Section 852 of the Code, and has not been, and will not be, liable for any material income or excise tax under Section 852 or 4982 of the Code. The Existing Fund has no earnings and profits accumulated with respect to any taxable year in which the provisions of Subchapter M of the Code did not apply to the Existing Fund.

(ii) All federal, state, local, and foreign income Tax Returns and other material Tax Returns (including, for the avoidance of doubt, dividend reporting forms, and other Tax-related reports) of the Existing Fund required by law to have been filed on or before the Closing Date have been (or will be) duly and timely filed (taking into account any permitted extensions) and are or will be correct in all material respects, and all federal, state, local, foreign and other Taxes of the Existing Fund (whether or not shown as due or required to be shown as due on said Tax Returns ) for tax periods ending on or before the Closing Date have been (or will be) duly and timely paid or provision has been (or will be) made by the Existing Fund for the payment thereof and any such unpaid taxes as of the date of the financial statements referred to in paragraph (i) above are properly reflected on such financial statements.

(iii) There are no audits, examinations, investigations or other proceedings pending or threatened by any Taxing Authority in writing with respect to the Existing Fund, and no waivers or extensions of any statute of limitations that remain open with respect to Taxes have been granted or requested in writing or, to the best knowledge of the Existing Fund, in any other manner with respect to the Existing Fund.

(iv) No Taxing Authority with which the Existing Fund does not file Tax Returns has claimed in writing or, to the best knowledge of the Existing Fund, in any other manner that such Existing Fund is or may be subject to taxation by that Taxing Authority, and no Taxing Authority with which the Existing Fund does not file a particular Tax Return has claimed in writing or, to the best knowledge of the Existing Fund, in any other manner that the Existing Fund is or may be required to file such Tax Return. No issue has been raised by any Tax Authority in any prior examination of the Existing Fund which, by application of the same or similar principles, could reasonably be expected to result in a material proposed deficiency for any subsequent taxable period. The Existing Fund has delivered a disclosure schedule to the Acquiring Fund listing (A) all jurisdictions in which the Existing Fund pays Taxes and/or files Tax Returns and
(B) all federal, state, and local income and franchise Tax Returns filed by, or on behalf of, the Existing Fund, and each such disclosure schedule is accurate and complete;

   As used in this Agreement:

  "Governmental Authority" means any nation, state, territory, province, county, city or other unit or subdivision thereof or any entity, authority, agency, department, board, commission, instrumentality, court or other judicial body authorized on behalf of any of the foregoing to exercise legislative, judicial, regulatory or administrative functions of or pertaining to government, and any governmental or non-governmental self-regulatory organization.

  "Tax" or "Taxes" means (i) any and all federal, state, local, foreign and other taxes, assessments, levies, duties, fees and other governmental or similar charges, including without limitation income, profits, gross receipts, net proceeds, alternative or add-on minimum, ad valorem, value added, turnover, sales, use, property, unclaimed property, personal property (tangible and intangible), environmental, stamp, leasing, lease, user, excise, duty, franchise, capital, capital stock, transfer, registration, license, withholding, social security (or similar), unemployment, disability, payroll, employment, fuel, excess profits, occupational, premium, windfall profit, severance, estimated, or other governmental charge of any kind whatsoever and (ii) any liability related to an item described in clause (i) of this definition and arising (a) from being or having been a member of an affiliated, consolidated, combined, unitary group or similar group for federal, state, local or foreign tax purposes or
(b) as a result of being a successor to another person or transferee thereof, or pursuant to contract (other than pursuant to a contract the principal purpose of which is not allocation of an item described in clause (i) of this definition), in all cases together with any interest, penalties, additions to tax or additional amounts imposed in connection with any of the foregoing.

  "Taxing Authority" means, with respect to any Tax, the Governmental Authority that imposes such Tax and the agency (if any) charged with the collection of such Tax for such Governmental Authority.

  "Tax Return" means any return, declaration, report, claim for refund, information return or any similar filing or statement filed with any Taxing Authority (domestic, foreign or otherwise) that is related to Taxes, including any form, schedule or attachment thereto and any amendment or supplement thereof;

  (n) All issued and outstanding shares of the Existing Fund are duly authorized and validly issued and outstanding, fully paid and non-assessable by ESS and, in every state where offered or sold, such offers and sales have been in compliance in all material respects with applicable registration and/or notice requirements of the 1933 Act and state and local regulatory authorities and will be held at the time of closing by the persons and in the amounts set forth in the records of the transfer agent of the Existing Fund;

  (o) The execution, delivery and performance of this Agreement has been duly authorized by all necessary action, if any, on the part of the Board of Trustees of ESS, on behalf of the Existing Fund, and subject to the due authorization, execution and delivery of this Agreement by the other parties hereto, this Agreement will constitute a valid and binding obligation of the Existing Fund, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights and to general equity principles;

  (p) The books and records of the Existing Fund are true and correct in all material respects and contain no material omissions with respect to information required to be maintained under the laws, rules and regulations applicable to the Existing Fund;

  (q) The Existing Fund is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code;

  (r) The Existing Fund has no unamortized or unpaid organizational fees or expenses;

  (s) The information to be furnished by the Existing Fund for use in applications for orders, registration statements or proxy materials or for use in any other document filed or to be filed with any federal, state, or local regulatory authority (including any national securities exchange or FINRA), which may be necessary in connection with the transactions contemplated hereby, shall be accurate and complete in all material respects and shall comply in all material respects with federal securities and other laws and regulations applicable thereto;

  (t) The Proxy Statement referred to in Section 5.1(c), only insofar as it relates to ESS and the Existing Fund, will, on the effective date of the Proxy Statement and on the Closing Date, (i) comply in all material respects with the provisions and regulations of the 1933 Act, the 1934 Act and the 1940 Act, as applicable, and (ii) not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which such statements are made, not materially misleading; provided, however, that the representations and warranties in this paragraph shall not apply to statements in or omissions from the Proxy Statement made in reliance upon and in conformity with the information that was furnished by GraniteShares Trust on behalf of the Acquiring Fund for use therein; and

  (u) There is no action, suit, proceeding, claim, arbitration, matter or investigation pending or threatened against or affecting the Existing Fund at law, in equity or otherwise, in, before or by any court, Governmental Authority, or arbitrator, and there is no unsatisfied judgment, injunction, decree or regulatory restriction imposed specifically upon the Existing Fund or any of its properties, assets, trustees, officers, employees or agents that could reasonably be expected to materially and adversely affect its business or its ability to consummate the Reorganization.

  4.2. GraniteShares Trust, on behalf of itself or, where applicable, the Acquiring Fund represents and warrants to ESS and the Existing Fund as follows:
   (a) GraniteShares Trust is a Delaware statutory trust duly organized, validly existing and in good standing under the laws of the State of Delaware with power under GraniteShares Trust's Agreement and Declaration of Trust to own all of its properties and assets and to carry on its business as it is now being conducted and to carry out the Agreement. The Acquiring Fund is a separate series of GraniteShares Trust duly designated in accordance with the applicable provisions of GraniteShares Trust's Agreement and Declaration of Trust. GraniteShares Trust and Acquiring Fund are qualified to do business in all jurisdictions in which they are required to be so qualified, except jurisdictions in which the failure to so qualify would not have a material adverse effect on GraniteShares Trust or Acquiring Fund. The Acquiring Fund has all material federal, state and local authorizations necessary to own all of it properties and assets and to carry on its business as now being conducted, except authorizations which the failure to so obtain would not have a material adverse effect on the Acquiring Fund;

  (b) GraniteShares Trust is a registered investment company classified as a management company of the open-end type, and its registration with the Commission as an investment company under the 1940 Act and the registration of the shares of the Acquiring Fund under the 1933 Act are in full force and effect, and no action or proceeding to revoke or suspend such registrations is pending or, to the knowledge of GraniteShares, threatened;

  (c) No consent, approval, authorization, or order of any court, Governmental Authority or FINRA is required for the consummation by the Acquiring Fund and GraniteShares Trust of the transactions contemplated herein, except such as have been or will be obtained at or prior to the Closing under the 1933 Act, the 1934 Act, the 1940 Act, state securities laws, and the Hart-Scott-Rodino Antitrust Improvements Act of 1976;

  (d) The Acquiring Fund is not, and the execution, delivery and performance of this Agreement by the Acquiring Fund will not result
(i) in violation of Delaware law or of GraniteShares Trust's Agreement and Declaration of Trust or by-laws, (ii) in a violation or breach of, or constitute a default under, any material agreement, indenture, exemptive order, instrument, contract, lease or other undertaking to which the Acquiring Fund is a party to or by which it is bound, and the execution, delivery and performance of the Agreement by the Acquiring Fund will not result in the acceleration of any obligation, or the imposition of any penalty, under any agreement, indenture, instrument, contract, lease, judgment or decree to which the Acquiring Fund is a party or by which it is bound, or
(iii) in the creation or imposition of any lien, charge or encumbrance on any property or assets of the Acquiring Fund;

  (e) The Acquiring Fund is, and will be at the time of Closing, a new series of GraniteShares Trust formed for the purpose of receiving the assets and assuming the liabilities of the Existing Fund in connection with the Reorganization and, accordingly, the Acquiring Fund will not have commenced operations, prepared books of account and related records or financial statements or carried on any business activities, except as necessary to facilitate the organization of the Acquiring Fund as a new series of GraniteShares Trust prior to its commencement of operations. Except with respect to the consideration received in exchange for the issuance of the Initial Share, the Acquiring Fund has not owned any assets and will not own any assets prior to the Closing. As of the time immediately prior to the Closing, there will be no issued or outstanding securities issued by the Acquiring Fund, other than the Initial Share issued to the Sole Shareholder for the purpose set forth in
Section 1.1(f) above. The Initial Share will be redeemed and cancelled prior to the Closing;

  (f) By the Closing, GraniteShares Trust's Board of Trustees and officers shall have taken all actions as are necessary under the 1933 Act, 1934 Act, 1940 Act and any applicable state securities laws for the Acquiring Fund to commence operations as a registered open-end management investment company, including, without limitation, approving and authorizing the execution of investment advisory contracts in the manner required by the 1940 Act and approving and authorizing the execution of such other contracts as are necessary for the operation of the Acquiring Fund;

  (g) The execution, delivery and performance of this Agreement has been duly authorized by all necessary action, if any, on the part of the Board of Trustees of GraniteShares Trust, on behalf of the Acquiring Fund, and subject to the due authorization, execution and delivery of this Agreement by the other parties hereto, this Agreement will constitute a valid and binding obligation of the Acquiring Fund, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights and to general equity principles;

  (h) The shares of the Acquiring Fund to be issued and delivered to the Existing Fund, for the account of the Existing Fund Shareholders, pursuant to the terms of this Agreement, have been duly authorized and, when so issued and delivered, will be duly and validly issued Acquiring Fund Shares, and, upon receipt of the Existing Fund's Assets in accordance with the terms of this Agreement, will be fully paid and non-assessable by GraniteShares Trust;

  (i) The Acquiring Fund (i) will elect to be taxed as a regulated investment company under Subchapter M of the Code, will qualify for the tax treatment afforded regulated investment companies under the Code for its taxable year that includes the Closing Date, and intends to continue to qualify for such treatment for its subsequent taxable years, (ii) will be eligible to compute its federal income tax under
Section 852 of the Code for the taxable year that includes the Closing Date, and (iii) will be treated as a separate corporation for federal income tax purposes pursuant to Section 851(g) of the Code for the taxable year that includes the Closing Date. The Acquiring Fund has not taken any action, caused any action to be taken or caused any action to fail to be taken, which action or failure could cause the Acquiring Fund to fail to qualify as a regulated investment company for its taxable year that includes the Closing Date. The Acquiring Fund has no earnings and profits accumulated in any taxable year;

  (j) The books and records of the Acquiring Fund are true and correct in all material respects and contain no material omissions with respect to information required to be maintained under laws, rules, and regulations applicable to the Acquiring Fund;

  (k) The Acquiring Fund is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code;

  (l) The Acquiring Fund has no unamortized or unpaid organizational fees or expenses for which it does not expect to be reimbursed;

  (m) The information to be furnished by the Acquiring Fund for use in applications for orders, registration statements or proxy materials or for use in any other documents filed or to be filed with any federal, state, or local regulatory authority (including any national securities exchange or FINRA), which may be necessary in connection with the transactions contemplated hereby, shall be accurate and complete in all material respects and shall comply in all material respects with federal securities and other laws and regulations applicable thereto;

  (n) At the Closing, the current prospectus and statement of additional information of the Acquiring Fund will conform in all material respects to the applicable requirements of the 1933 Act and the 1940 Act and the rules and regulations of the Commission thereunder and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not materially misleading;

  (o) The Proxy Statement referred to in Section 5.1(c), only insofar as it relates to GraniteShares Trust and the Acquiring Fund, will, on the effective date of the Proxy Statement and on the Closing Date,
(i) comply in all material respects with the provisions and regulations of the 1933 Act, the 1934 Act and the 1940 Act and (ii) not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which such statements were made, not materially misleading; provided, however, that the representation and warranties in this paragraph shall not apply to statements in or omissions from the Proxy Statement made in reliance upon and in conformity with information that was furnished by the Existing Fund for use therein; and

  (p) There is no action, suit, proceeding, claim, arbitration, matter or investigation pending or threatened against or affecting the Acquiring Fund at law, in equity or otherwise, in, before or by any court, Governmental Authority, or arbitrator, and there is no unsatisfied judgment, injunction, decree or regulatory restriction imposed specifically upon any of the Acquiring Fund or any of its properties, assets, trustees, officers, employees or agents that could reasonably be expected to materially and adversely affect its business or its ability to consummate the Reorganization.

5.	COVENANTS OF THE ACQUIRING FUND AND THE EXISTING FUND

  5.1. With respect to the Reorganization:

  (a) The Existing Fund: (i) will operate its business in the ordinary course and substantially in accordance with past practices between the date hereof and the Closing, it being understood that such ordinary course of business may include the declaration and payment of customary dividends and distributions, and any other distribution that may be advisable, and (ii) shall use its reasonable best efforts to preserve intact its business organization and material assets and maintain the rights, franchises and business and customer relations necessary to conduct the business operations of the Existing Fund in the ordinary course in all material respects. Prior to the Closing, the Acquiring Fund will carry on no business activities, other than as are necessary in connection with the organization of a new series of an investment company prior to its commencement of operations.

  (b) ESS will call a meeting of the Existing Fund shareholders to consider and act upon this Agreement and to take all other action necessary to obtain approval of the transactions contemplated herein.

  (c) In connection with the meeting of the Existing Fund shareholders referred to in Section 5.1(b) above, the Existing Fund will provide the Acquiring Fund with information regarding the Existing Fund, and the Acquiring Fund will provide the Existing Fund with information regarding the Acquiring Fund, reasonably necessary for the preparation of a Prospectus/Proxy Statement on Form N-14 (the "Proxy Statement"), in compliance with the 1933 Act, the 1934 Act and the 1940 Act. GraniteShares Trust will file the Proxy Statement with the Commission.

  (d) The Existing Fund covenants that the Acquiring Fund Shares to be issued pursuant to this Agreement are not being acquired for the purpose of making any distribution thereof, other than in accordance with the terms of this Agreement.

  (e) The Existing Fund will assist the Acquiring Fund in obtaining such information as the Acquiring Fund reasonably requests concerning the beneficial ownership of the Existing Fund's shares.

  (f) If requested by the Acquiring Fund, ESS, on behalf of the Existing Fund, will provide the Acquiring Fund with (1) a statement of the respective tax basis and holding period of all investments to be transferred by the Existing Fund to the Acquiring Fund, (2) a copy (which may be in electronic form) of the shareholder ledger accounts including, without limitation, the name, address and taxpayer identification number of each shareholder of record, the number of shares of beneficial interest held by each shareholder, the dividend reinvestment elections applicable to each shareholder, and the backup withholding and nonresident alien withholding certifications, notices or records on file with the Existing Fund with respect to each shareholder, for all of the shareholders of record of the Existing Fund as of the Closing, who are to become holders of the Acquiring Fund as a result of the transfer of Assets (the "Existing Fund Shareholder Documentation"), certified by its transfer agent or its President or Vice-President to the best of their knowledge and belief, (3) copies of the tax books and records of the Existing Fund for purposes of preparing any returns required by law to be filed for tax periods ending after the Closing Date, and (4) all FASB ASC 740-10-25 (formerly FIN 48) workpapers and supporting statements pertaining to the Existing Fund (the "FIN 48 Workpapers"). The foregoing information to be provided within such timeframes as is mutually agreed by the parties.

  (g) Subject to the provisions of this Agreement, the Acquiring Fund and the Existing Fund will each take, or cause to be taken, all action, and do or cause to be done all things, reasonably necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement.

  (h) Promptly after the Closing, the Existing Fund will make one or more liquidating distributions to its shareholders consisting of the Acquiring Fund Shares received at the Closing, as set forth in
Section 1.1(d) hereof.

  (i) If requested by the Acquiring Fund, ESS, on behalf of the Existing Fund, shall deliver to the Acquiring Fund a statement of the earnings and profits (accumulated and current) of the Existing Fund for federal income tax purposes that will be carried over to the Acquiring Fund as a result of Section 381 of the Code. The information to be provided under this paragraph shall be provided within such timeframes as is mutually agreed by the parties.

  (j) It is the intention of the parties that the Reorganization will qualify as a reorganization within the meaning of Section 368(a) of the Code. None of the parties to the Reorganization shall take any action or cause any action to be taken (including, without limitation the filing of any Tax Return) that is inconsistent with such treatment or results in the failure of the Reorganization to qualify as a reorganization within the meaning of Section 368(a) of the Code.

  (k) Any reporting responsibility of the Existing Fund, including, but not limited to, the responsibility for filing regulatory reports, Tax Returns relating to tax periods ending on or prior to the Closing Date (whether due before or after the Closing Date), or other documents with the Commission, any state securities commission, and any federal, state or local Taxing Authorities or any other relevant regulatory authority, is and shall remain the responsibility of the Existing Fund, except as otherwise is mutually agreed by the parties.

  (l) If requested by the Acquiring Fund, ESS, on behalf of the Existing Fund, shall deliver to the Acquiring Fund copies of: (1) the federal, state and local income Tax Returns filed by or on behalf of the Existing Fund for the prior three (3) taxable years; and (2) any of the following that have been issued to or for the benefit of or that otherwise affect the Existing Fund and which have continuing relevance: (a) rulings, determinations, holdings or opinions issued by any federal, state, local or foreign Taxing Authority and (b) legal opinions.

6.
CONDITIONS PRECEDENT TO OBLIGATIONS OF THE EXISTING FUND

  6.1. With respect to the Reorganization, the obligations of ESS, on behalf of the Existing Fund, to consummate the transactions provided for herein shall be subject, at the Existing Fund's election, to the performance by the Acquiring Fund of all of the obligations to be performed by it hereunder on or before the Closing, and, in addition thereto, the following conditions:

  (a) All representations and warranties of the Acquiring Fund and GraniteShares Trust contained in this Agreement shall be true and correct in all material respects as of the date hereof and, except as they may be affected by the transactions contemplated by this Agreement, as of the Closing, with the same force and effect as if made on and as of the Closing;

  (b) GraniteShares Trust shall have delivered to ESS as of the Closing a certificate executed in its name by its President or Vice President and Treasurer, in form and substance reasonably satisfactory to ESS and dated as of the Closing Date, to the effect that the representations and warranties of or with respect to the Acquiring Fund made in this Agreement are true and correct at and as of the Closing, except as they may be affected by the transactions contemplated by this Agreement;

  (c) GraniteShares Trust and the Acquiring Fund shall have performed all of the covenants and complied with all of the provisions required by this Agreement to be performed or complied with by GraniteShares Trust and the Acquiring Fund, on or before the Closing;

  (d) A prospectus of the Acquiring Fund relating to the continuous offering of Acquiring Fund Shares in Creation Units shall have become effective under the 1933 Act and no stop orders suspending the effectiveness thereof shall have been issued and, to the best knowledge of the Acquiring Fund, no investigation or proceeding for that purpose shall have been instituted or be pending, threatened or contemplated under the 1933 Act. Following the Reorganization, a "Creation Unit" shall consist of 50,000 Acquiring Fund Shares; and

  (e) The Existing Fund shall have received at the Closing an opinion of Vedder Price P.C., counsel to GraniteShares Trust, in a form reasonably satisfactory to the Existing Fund, and dated as of the Closing Date, to the effect that:

(i) the Agreement has been duly authorized, executed and delivered by GraniteShares Trust, on behalf of the Acquiring Fund, and, assuming due authorization, execution and delivery of the Agreement by ESS, on behalf of the Existing Fund, is a valid and binding obligation of GraniteShares Trust, on behalf of the Acquiring Fund, enforceable against the Acquiring Fund in accordance with its terms; and

(ii) to the knowledge of such counsel, no consent, approval, authorization or order of any court or governmental authority is required for the consummation by the Acquiring Trust or the Acquiring Fund of the transactions contemplated by the Agreement, except such as may be required under the 1933 Act, the 1934 Act, the 1940 Act, and the rules and regulations under those Acts (it being understood that counsel has made no independent investigation or analysis with respect to state securities laws and is not opining thereon).


7.
CONDITIONS PRECEDENT TO OBLIGATIONS OF THE ACQUIRING FUND

  7.1. With respect to the Reorganization, the obligations of GraniteShares Trust, on behalf of the Acquiring Fund, to consummate the transactions provided for herein shall be subject, at the Acquiring Fund's election, to the performance by the Existing Fund of all of the obligations to be performed by it hereunder on or before the Closing and, in addition thereto, the following conditions:

  (a) All representations and warranties of ESS and the Existing Fund contained in this Agreement shall be true and correct in all material respects as of the date hereof and, except as they may be affected by the transactions contemplated by this Agreement, as of the Closing, with the same force and effect as if made on and as of the Closing;

  (b) The Existing Fund shall have delivered to the Acquiring Fund a Closing Statement of Assets and Liabilities, certified by the Treasurer of the Existing Fund;

  (c) ESS shall have delivered to GraniteShares Trust as of the Closing a certificate executed in its name by its President or Vice President and Treasurer, in form and substance reasonably satisfactory to GraniteShares Trust and dated as of the Closing, to the effect that the representations and warranties of or with respect to the Existing Fund made in this Agreement are true and correct at and as of the Closing Date, except as they may be affected by the transactions contemplated by this Agreement;

  (d) If requested by Acquiring Fund, ESS, on behalf of the Existing Fund, shall have delivered to GraniteShares Trust (i) a statement of the Existing Fund's Assets, together with a list of portfolio securities of the Existing Fund showing the adjusted tax basis of such securities by lot and the holding periods of such securities, as of the Closing, certified by the Treasurer of ESS, (ii) the Existing Fund Shareholder Documentation, (iii) the FIN 48 Workpapers, (iv) to the extent permitted by applicable law, all information pertaining to, or necessary or useful in the calculation or demonstration of, the investment performance of the Existing Fund, and/or (v) a statement of earnings and profits as provided in Section 5.1(i);

  (e) U.S. Bank National Association, the Existing Fund's custodian shall have delivered the certificate contemplated by Sections 3.2(a) of this Agreement, duly executed by an authorized officer of U.S.
Bank National Association;

  (f) U.S. Bancorp Fund Services, LLC, the Existing Fund's transfer agent shall have delivered the certificates contemplated by Sections 3.2(b) of this Agreement, duly executed by an authorized officer of U.S. Bancorp Fund Services, LLC;

  (g) ESS and the Existing Fund shall have performed all of the covenants and complied with all of the provisions required by this Agreement to be performed or complied with by ESS and the Existing Fund, on or before the Closing;

  (h) The Acquiring Fund shall have received evidence that the contracts set forth on Schedule 7.1(h) shall have been terminated with respect to the Existing Fund.

  (i) The Acquiring Fund shall have received at the Closing an opinion of Morgan, Lewis & Bockius LLP ("MLB"), counsel to ESS, in a form reasonably satisfactory to the Acquiring Fund, and dated as of the Closing Date, to the effect that:

(i) the Agreement has been duly authorized, executed and delivered by ESS, on behalf of the Existing Fund, and, assuming due authorization, execution and delivery of the Agreement by GraniteShares Trust, on behalf of the Acquiring Fund, is a valid and binding obligation of ESS, on behalf of the Existing Fund, enforceable against ESS and the Existing Fund in accordance with its terms; and

(ii) to the knowledge of such counsel, no consent, approval, authorization or order of any court or governmental authority is required for the consummation by ESS or the Existing Fund of the transactions contemplated by the Agreement, except such as may be required under the 1933 Act, the 1934 Act, the 1940 Act, and the rules and regulations under those Acts (it being understood that counsel has made no independent investigation or analysis with respect to state securities laws and is not opining thereon).


8.
FURTHER CONDITIONS PRECEDENT TO OBLIGATIONS OF THE ACQUIRING
FUND AND THE EXISTING FUND

  With respect to the Reorganization, if any of the conditions set forth below have not been satisfied on or before the Closing with respect to the Existing Fund or the Acquiring Fund, GraniteShares Trust or ESS, respectively, shall, at its option, not be required to consummate the transactions contemplated by this Agreement:

  8.1. The Agreement shall have been approved by the requisite vote of the holders of the outstanding shares of the Existing Fund in accordance with the provisions of ESS' Agreement and Declaration of Trust, Delaware law, and the 1940 Act. Notwithstanding anything herein to the contrary, neither the Existing Fund nor the Acquiring Fund may waive the condition set forth in this Section 8.1;

  8.2. On the Closing Date, no action, suit or other proceeding shall be pending or, to ESS' or GraniteShares Trust's knowledge, threatened before any court or governmental agency in which it is sought to restrain or prohibit, or obtain damages or other relief in connection with, this Agreement, the transactions contemplated herein;

  8.3. All consents of other parties and all other consents, orders and permits of federal, state and local regulatory authorities deemed necessary by the Acquiring Fund or the Existing Fund to permit consummation, in all material respects, of the transactions contemplated hereby shall have been obtained, except where failure to obtain any such consent, order or permit would not involve a risk of a material adverse effect on the assets or properties of the Acquiring Fund or the Existing Fund, provided that either party hereto may for itself waive any of such conditions;

  8.4. For a period beginning at the Closing Date and ending no less than three years thereafter, the ESS shall, at no cost or expense to the Acquiring Trust, maintain directors and officers errors and omissions insurance that is substantially equivalent in scope to the current coverage ("Insurance") covering the present and former Trustees and officers of ESS, with respect to the Existing Fund, with respect to "Wrongful Acts" (as defined under the Insurance) committed prior to the Closing Date.

  8.5. ESS and GraniteShares Trust shall have received a favorable opinion of Vedder Price P.C. addressed to the Acquiring Fund and the Existing Fund substantially to the effect that with respect to the Existing Fund and the Acquiring Fund for federal income tax purposes:
(i)	the acquisition by the Acquiring Fund of all of the assets
of the Existing Fund, as provided for in the Plan, in exchange solely for Acquiring Fund shares and the assumption by the
Acquiring Fund of all of the liabilities of the Existing Fund except the Excluded Liabilities, immediately followed by the distribution by the Existing Fund to its shareholders of all the Acquiring Fund shares in complete liquidation of the Existing
Fund and the termination of the Existing Fund promptly
thereafter, will qualify as a reorganization within the meaning of Section 368(a) of the Code, and the Existing Fund and the Acquiring Fund each will be a "party to the reorganization"
within the meaning of Section 368(b) of the Code;
(ii)	no gain or loss will be recognized by the Existing Fund
upon the transfer of all of its assets to the Acquiring Fund in exchange solely for Acquiring Fund shares and the assumption by the Acquiring Fund of all the liabilities of the Existing Fund except the Excluded Liabilities pursuant to Section 361(a) and
Section 357(a) of the Code or upon the distribution of Acquiring
Fund Shares to shareholders of the Existing Fund in complete liquidation pursuant to Section 361(c)(1) of the Code;
(iii)	no gain or loss will be recognized by the Acquiring
Fund upon the receipt by it of all of the assets of the Existing
Fund in exchange for the assumption of all of the liabilities of the Existing Fund except the Excluded Liabilities and the
Acquiring Fund Shares pursuant to Section 1032(a) of the Code;
(iv)	the tax basis of the assets of the Existing Fund received
by the Acquiring Fund will be the same as the tax basis of such assets in the hands of the Existing Fund immediately prior to the exchange pursuant to Section 362(b) of the Code;
(v)	the holding periods of the assets of the Existing Fund in
the hands of the Acquiring Fund will include the periods during which such assets were held by the Existing Fund pursuant to
Section 1223(2) of the Code;
(vi)	no gain or loss will be recognized by the shareholders of
the Existing Fund upon the exchange of all of their Existing
Fund shares for the Acquiring Fund shares pursuant to
Section 354(a) of the Code;
(vii)	the aggregate tax basis of the Acquiring Fund shares
received by a shareholder of the Existing Fund will be the same as the aggregate tax basis of the Existing Fund shares exchanged therefor pursuant to Section 358(a)(1) of the Code;
(viii)	the holding period of the Acquiring Fund shares
received by a shareholder of the Existing Fund will include the holding period of the Existing Fund shares exchanged therefor, provided that the shareholder held the Existing Fund shares as a capital asset on the date of the exchange pursuant to
Section 1223(1) of the Code;
(ix)	the Acquiring Fund will succeed to and take into account as
of the date of the transfer (as defined in Section 1.381(b)-1(b) of the regulations issued by the United States Treasury
("Treasury Regulations")) the items of the Existing Fund described in Section 381(c) of the Code, subject to the conditions and limitations specified in Sections 381, 382, 383 and 384 of the Code and the Treasury Regulations thereunder.
   No opinion will be expressed as to (1) the effect of the Reorganization on the Existing Fund, the Acquiring Fund or any shareholder of the Existing Fund with respect to any asset (including without limitation any stock held in a passive foreign investment company as defined in section 1297(a) of the Code) as to which unrealized gain or loss is required to be recognized for federal income tax purposes (a) at the end of a taxable year (or on the termination thereof) or (b) upon the transfer of such asset regardless of whether such transfer would otherwise be a non-taxable transaction under the Code, or (2) any other federal tax issues (except those set forth above) and all state, local, or foreign tax issues of any kind.
   Such opinion shall be based on customary assumptions, limitations and such representations as Vedder Price P.C. may reasonably request, as well as the representations and warranties made in this Agreement which counsel may treat as representations and warranties made to it. The Existing Fund and Acquiring Fund will cooperate to make and certify the accuracy of such representations. Notwithstanding anything herein to the contrary, neither the Acquiring Fund nor the Existing Fund may waive the conditions set forth in this Section 8.4.


9.
FEES AND EXPENSES; INDEMNIFICATION

  9.1. GraniteShares Advisors LLC or an affiliate of GraniteShares Advisors LLC will bear the expenses relating to the Reorganization, whether or not the Reorganization is consummated. The costs of the Reorganization shall include, but shall not be limited to, costs associated with organizing the Acquiring Fund, preparation, printing and distribution of the Proxy Statement for the Reorganization, legal fees, accounting fees, and expenses of soliciting Existing Fund shareholders and holding meetings of the Existing Fund shareholders (and adjournments thereof). For the avoidance of doubt, neither the Acquiring Fund nor the Existing Fund will bear the expenses relating to the Reorganization.

  9.2. GraniteShares Trust, out of the Acquiring Fund's assets and property (including any amounts paid to the Acquiring Fund pursuant to any applicable liability insurance policies), agrees to indemnify and hold harmless ESS and the members of ESS' Board of Trustees and ESS' officers from and against any and all losses, claims, damages, liabilities or expenses (including, without limitation, the payment of reasonable legal fees and reasonable costs of investigation) to which ESS and those board members and officers may become subject, insofar as such loss, claim, damage, liability or expense (or actions with respect thereto) arises out of or is based on (a) any breach by GraniteShares Trust, on behalf of the Acquiring Fund, of any of its representations, warranties, covenants or agreements set forth in this Agreement or (b) insofar as they relate to the Reorganization, any act, error, omission, neglect, misstatement, materially misleading statement, breach of duty or other act wrongfully done or attempted to be committed by GraniteShares Trust or the members of GraniteShares Trust's Board of Trustees or its officers prior to the Closing, provided that such indemnification by GraniteShares Trust is not (i) in violation of any applicable law or (ii) otherwise prohibited as a result of any applicable order or decree issued by any governing regulatory authority or court of competent jurisdiction.

  9.3. ESS, out of the Existing Fund's assets and property (including any amounts paid to the Existing Fund pursuant to any applicable liability insurance policies), agrees to indemnify and hold harmless GraniteShares Trust and the members of GraniteShares Trust's Board of Trustees and its officers from and against any and all losses, claims, damages, liabilities or expenses (including, without limitation, the payment of reasonable legal fees and reasonable costs of investigation) to which GraniteShares Trust and those board members and officers may become subject, insofar as such loss, claim, damage, liability or expense (or actions with respect thereto) arises out of or is based on (a) any breach by ESS, on behalf of the Existing Fund, of any of its representations, warranties, covenants or agreements set forth in this Agreement or (b) insofar as they relate to the Reorganization, any act, error, omission, neglect, misstatement, materially misleading statement, breach of duty or other act wrongfully done or attempted to be committed by ESS or the members of ESS' Board of Trustees or its officers prior to the Closing, provided that such indemnification by ESS is not (i) in violation of any applicable law or (ii) otherwise prohibited as a result of any applicable order or decree issued by any governing regulatory authority or court of competent jurisdiction.

10.
ENTIRE AGREEMENT; SURVIVAL OF WARRANTIES AND COVENANTS

  10.1. Each party agrees that no party has made any representation, warranty or covenant not set forth herein and that this Agreement constitutes the entire agreement between the parties. The representations, warranties and covenants contained in this Agreement or in any document delivered pursuant hereto or in connection herewith shall not survive the consummation of the transactions contemplated hereunder. The covenants to be performed after the Closing shall survive the Closing. For the avoidance of doubt, the provisions in Section 9 of this Agreement shall survive the Closing.

11.
TERMINATION

  This Agreement may be terminated and the transactions contemplated hereby may be abandoned by mutual agreement of the parties.

12.
AMENDMENTS

  This Agreement may be amended, modified or supplemented in a writing signed by the parties hereto to be bound by such Amendment.

13.
HEADINGS; GOVERNING LAW; COUNTERPARTS; ASSIGNMENT; LIMITATION
OF LIABILITY

  13.1. The Article and Section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

  13.2. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware and applicable federal law, without regard to its principles of conflicts of laws.

  13.3. This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns, but no assignment or transfer hereof or of any rights or obligations hereunder shall be made by any party without the written consent of the other parties. Nothing herein expressed or implied is intended or shall be construed to confer upon or give any person, firm or corporation, other than the parties hereto and their respective successors and assigns, any rights or remedies under or by reason of this Agreement.

  13.4. This Agreement may be executed in any number of counterparts, each of which shall be considered an original.

  13.5. It is expressly agreed that the obligations of the parties hereunder shall not be binding upon any of their respective directors or trustees, shareholders, nominees, officers, agents, or employees personally, but shall bind only the property of the Existing Fund or the Acquiring Fund as provided in ESS' Agreement and Declaration of Trust or GraniteShares Trust's Agreement and Declaration of Trust, respectively. The execution and delivery by such officers shall not be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the property of such party.

  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be approved on behalf of the Acquiring Fund and Existing Fund.


ETF SERIES SOLUTIONS,
on behalf of its series the Master Income ETF

By:

Name:
Michael D. Barolsky
Title:
Vice President and Secretary


GRANITESHARES ETF TRUST,
on behalf of its series the GraniteShares HIPS US High Income ETF

By:

Name:
William Rhind
Title:
President


GRANITESHARES ADVISORS LLC,
solely for the purposes of Section 9.1 of this Agreement

By:

Name:
William Rhind
Title:
CEO


Schedule 7.1(h)

1.	Investment Advisory Agreement between ESS, on behalf of the
Existing Fund, and ETC dated December 23, 2014.
2.	Investment Sub-Advisory Agreement among ESS, on behalf of the
Existing Fund, ETC, and Penserra dated December 23, 2014.
3.	Distribution Agreement among ESS, on behalf the Existing Fund,
Quasar Distributors, LLC, and Exchange Traded Concepts, LLC
dated November 17, 2014.
4.	Custody Agreement between ESS, on behalf the Existing Fund, and
U.S. Bank National Association dated May 16, 2012.
5.	Fund Accounting Servicing Agreement between ESS, on behalf the
Existing Fund, and U.S. Bancorp Fund Services, LLC dated May 16,
2012.
6.	Fund Administration Servicing Agreement between ESS, on behalf the Existing Fund, and U.S. Bancorp Fund Services, LLC dated May
16, 2012.
7.	Transfer Agent Servicing Agreement between ESS, on behalf the
Existing Fund, and U.S. Bancorp Fund Services, LLC dated May 16,
2012.
8.	Compliance Services Agreement between the ESS Trust, on behalf of the Existing Fund, U.S. Bancorp Fund Services, LLC, and James
R. Butz dated August 17, 2015.



Exhibit 77Q(1)(g)
1